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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported); June 2, 1997


                            STRIKER INDUSTRIES, INC.

Delaware       Commission File No. 0-10096     IRS Employer ID No.:84-0834953

One Riverway, Suite 2450, Houston, Texas 77056
Registrant's telephone number, including area code: (713) 622-4092
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ITEM 5.  OTHER EVENTS.

        At the Annual Meeting of Stockholders of the Registrant held in Houston, Texas on Monday, June 2, 1997, stockholders voted in favor of an amendment of the Certificate of Incorporation of the Registration to effect a 1-for-2.5 reverse stock split of issued Common Stock of the Registrant (including treasury shares and shares reserved for issuance to holders of then outstanding options and Warrants) on and as of the effective date of the filing of the Certificate of Amendment with the Secretary of State of Delaware increasing the par value of the Registrant's Common Stock to $0.50 per share simultaneously with the reverse stock split. The result will be that after the effective date of the reverse split, the Registrant will have outstanding approximately 4,365,026 shares of Common Stock. All fractional shares, no matter how small, will be rounded up to the nearest whole share and no stockholder will receive less than one share as a result of the reverse split.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            STRIKER INDUSTRIES, INC.

                                            By: /s/ MATTHEW D. POND
                                               --------------------
                                               Matthew D. Pond
                                               Chief Financial Officer

Date: June 16, 1997